Calculation of Filing Fee Tables
S-4
CVB FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value per share	Other	41,546,764		$ 841,162,169.68	0.0001381	$ 116,164.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 841,162,169.68		$ 116,164.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 116,164.50
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) The number of shares of CVB Financial Corp. ("CVBF") common stock, no par value per share ("CVBF common stock"), being registered is based upon (x) an estimate of the maximum number of shares of common stock of Heritage Commerce Corp ("Heritage"), no par value per share ("Heritage common stock") outstanding as of January 23, 2026, or issuable or expected to be exchanged in connection with the merger transaction pursuant to the Agreement and Plan of Reorganization and Merger, dated as of December 17, 2025, by and between CVBF and Heritage, which collectively are equal to 63,918,098, multiplied by (y) the exchange ratio of 0.65 of a share of CVBF common stock for each share of Heritage common stock. (2) Estimated solely for purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1933, as amended, and computed in accordance with Rules 457(c) and 457(f) thereunder. The proposed maximum aggregate offering price is calculated as the product of (a) $13.16 per share, the average of the high and low sales prices of Heritage common stock as reported on the Nasdaq Global Select Market on January 23, 2026, and (b) 63,918,098, the estimated maximum number of shares of Heritage common stock to be exchanged in the merger. (3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
63,918,098	$ 13.16	$ 841,162,169.68			$ 841,162,169.68

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A